UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive

Plano, TX 75024

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

Effective April 15, 2021, the Board of Directors (the “Board”) of Reata Pharmaceuticals, Inc. (the “Company”) has appointed (1) Christy J. Oliger to the Board as a Class II director, with a term expiring at the 2023 annual meeting of stockholders of the Company, and (2) Shamim Ruff to the Board as a Class I director, with a term expiring at the 2022 annual meeting of stockholders of the Company. Each of Ms. Oliger and Ms. Ruff has also been appointed as a member to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Christy J. Oliger brings nearly 30 years of experience in the biopharmaceutical industry, serving in various commercial roles at Genentech, Inc. and Roche Holding AG from January 2000 until her retirement in July 2020, and at Schering-Plough Corporation from September 1992 until December 1999. Most recently, Ms. Oliger served as Senior Vice President, Oncology Business Unit Head, at Genentech, Inc. During her tenure at Genentech, Inc., Ms. Oliger held senior leadership roles across a variety of therapeutic areas, including oncology, neurology, rare diseases, respiratory, dermatology and immunology in hospital and specialty settings. She currently serves on the board of directors of Karyopharm Therapeutics Inc., a publicly-traded pharmaceutical company. Ms. Oliger received a B.A. in economics from the University of California at Santa Barbara. Our Board believes that Ms. Oliger is qualified to serve on our Board due to her extensive experience in commercial and portfolio management roles at biopharmaceutical companies.

Shamim Ruff brings over 30 years of experience in the biopharmaceutical industry, serving in various regulatory roles.  Ms. Ruff has served as Chief Regulatory Affairs Officer and Senior Vice President, Head of Quality Assurance, at Stoke Therapeutics, Inc. since December 2018. From January 2013 to May 2018, Ms. Ruff served in various roles at Sarepta Therapeutics, Inc., including as Chief Regulatory Officer and Senior Vice President, Quality, from December 2015 to May 2018. Prior to her time at Sarepta Therapeutics, Inc., Ms.  Ruff served in increasing senior regulatory roles at Sanofi, Amgen Inc., Abbott Laboratories, and AstraZeneca PLC.  Ms. Ruff holds a Bachelor’s degree in Chemistry and Biology from the University of Leicester, UK, and a Master’s degree in Analytical Chemistry from the University of Loughborough, UK.  Additionally, she is a Chartered Chemist and Member of the Royal Society of Chemistry (CChem MRSC).  Our Board believes Ms. Ruff is qualified to serve on our Board due to her extensive regulatory experience at biopharmaceutical companies.

There are no arrangements or understandings between either Ms. Oliger or Ms. Ruff and any other person pursuant to which Ms. Oliger or Ms. Ruff was selected as a director. Neither Ms. Oliger nor Ms. Ruff has any family relationships with any director or executive officer of the Company or any person chosen by the Company to become a director or executive officer. There are no transactions in which either Ms. Oliger or Ms. Ruff has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, the Board has determined that each of Ms. Oliger and Ms. Ruff satisfies the independence requirements of the NASDAQ Stock Market listing rules and the Securities and Exchange Commission for purposes of service on audit committees, compensation committees, and nominating and corporate governance committees.

Upon their appointment to the Board, each of Ms. Oliger and Ms. Ruff will receive the standard non-employee director compensation for serving on the Board, including a pro-rated annual grant of 1,250 Company stock options to purchase shares of the Company’s Class A common stock, which will vest on July 15, 2021, and a one-time grant of 10,000 Company stock options to purchase shares of the Company’s Class A common stock, which vest over three years in equal annual installments, for a total of 11,250 Company stock options granted as of April 15, 2021, with an option exercise price equal to the closing price of the Company’s Class A common stock on April 15, 2021. In addition, each of Ms. Oliger and Ms. Ruff will be entitled to receive $67,500 per year in Board and committee fees, payable in equal quarterly amounts after each quarterly Board meeting. Ms. Oliger and Ms. Ruff have the option to elect to receive all or a portion of the Board and committee fees in the form of stock options to purchase shares of the Company’s Class A common stock in lieu of cash fees. Ms. Oliger has elected to receive stock options in lieu of her annual committee fees of $22,500, which will result in Ms. Oliger receiving stock options with a black-scholes value of $5,625 on April 15, 2021, that will vest on July 15, 2021. Ms. Ruff has elected to receive stock options in lieu of all of her annual committee and Board fees of $67,500, which will result in Ms. Ruff receiving stock options with a black-scholes value of $16,875 on April 15, 2021, that will vest on July 15, 2021.  In each case, the stock options granted in lieu of cash fees will have an option exercise price equal to the closing price of the Company’s Class A common stock on April 15, 2021.

Also, in connection with Ms. Oliger’s and Ms. Ruff’s election to the Board, each of Ms. Oliger and Ms. Ruff has entered into the Company’s standard form of indemnification agreement. Pursuant to the terms of this agreement, the Company may be required from time to time, among other things, to indemnify each of Ms. Oliger and Ms. Ruff for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by her in any action or proceeding arising out of her service as one of the Company’s directors. The foregoing description does not purport to be complete and is qualified by reference to the copies of the indemnification agreements attached as Exhibit 10.1 and Exhibit 10.2 hereto, which are incorporated by reference into this report in their entirety.

As a result of the appointment of Ms. Oliger and Ms. Ruff as directors of the Company, effective as of April 15, 2021, the members of the Company’s Board will be Martin W. Edwards, M.D., J. Warren Huff, William D. McClellan, Jr., R. Kent McGaughy, Jr., Jack B. Nielson, Christy J. Oliger,  William E. Rose, and Shamim Ruff.

Item 7.01.Regulation FD Disclosure.

On April 15, 2021, the Company issued a press release announcing the appointment of Ms. Oliger and Ms. Ruff to the Board. A copy of the press release is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report under this heading, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 9.01.Financial Statements and Exhibits.

Exhibit Number	Description
10.1+	Indemnification Agreement by and between the Company and Christy J. Oliger, dated as of April 15, 2021.
10.2+	Indemnification Agreement by and between the Company and Shamim Ruff, dated as of April 15, 2021.
99.1*	Press release dated April 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: April 15, 2021	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Chief Operating Officer and Chief Financial Officer, and Executive Vice President

4